Exhibit 7

                       Consent of Thomas E. Pierpan, Esq.



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                             WRL Letterhead


                                        December 19, 1997



Western Reserve Life Assurance Co. of Ohio
201 Highland Avenue
Largo, Florida 33770

Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus dated January 1, 1998 and in the Prospectus incorporated by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-23359) for the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission.


                                        /s/ THOMAS E. PIERPAN
                                        ---------------------
                                        Thomas E. Pierpan
                                        Vice President and
                                        Associate General Counsel